Exhibit 99.1

Investment Objective, Strategies and Policies

Investment Objective. The Fund seeks to provide both current income and long-term capital appreciation. The Fund’s investment objective is not fundamental, and may be changed by the Fund’s Board without shareholder approval.

Principal Investment Strategy. Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in emerging markets (excluding China) equity securities. If the Fund’s Board elects to change this 80% policy, the Fund will provide shareholders with at least 60 days’ prior notice.

An emerging market (excluding China) country is any country included within the MSCI Emerging Markets ex-China Index or determined to be eligible for inclusion in the MSCI Emerging Markets ex-China Index.

The definition of equity securities includes:

•	common stock and preferred stock (including convertible preferred stock),
•	stock purchase warrants and rights,
•	equity interests in trusts and partnerships, and
•	American, Global or other types of Depositary Receipts of emerging market securities.

Emerging market (excluding China) securities include securities that are issued by companies or other issuers that Fund management determines meet one or more of the following criteria:

(i) the company is organized under the laws of an emerging market (excluding China) country,

(ii)  the company has its principal office in, or management is located in, an emerging market (excluding China) country, and/or

(iii) the company has its principal  securities  trading  market  in an emerging market (excluding China) country.

The Fund may also invest without limit in those markets deemed by the Investment Adviser to be “Frontier” markets, which are investable markets with lower total market capitalizations and liquidity than the more developed emerging markets.

From time to time, the Fund may have a significant amount of assets invested in securities of issuers of a single country or of a number of countries in a particular geographic region and therefore may be subject to a greater extent to risks associated therewith. The Fund currently anticipates that it may invest a significant amount of its assets in India and Taiwan.

The Fund uses leverage as part of its investment strategy through senior securities representing indebtedness. The Fund may use leverage through senior securities representing indebtedness up to 33 1/3% of its total assets (including the amount obtained through leverage), although the Investment Adviser currently intends to utilize leverage generally in the amount of 5% – 15% of the Fund’s total assets and does not currently expect such leverage to actively exceed 20% of total assets. The Fund is permitted to engage in other transactions, such as reverse repurchase agreements and issuance of debt securities or preferred securities, which have the effect of leverage.

The Fund may invest in securities of any market capitalization. In selecting companies for investment by the Fund, the Investment Adviser will consider factors such as overall growth prospects, competitive positions in domestic and export markets, technology, research and development, productivity, labor costs, raw material costs and sources, profit margins, return on investment, capital resources, government regulation and management.

The Fund will not invest 25% or more of its total assets in the securities of companies in the same industry, although the Fund may invest in U.S. government securities without regard to this limitation. This policy may only be changed upon the affirmative vote of the holders of a majority of the Fund’s outstanding voting securities. The Adviser will define industries according to any one or more widely recognized third-party industry classification systems and may otherwise define industries consistent with applicable law and SEC guidance. Third-party industry classification systems may include the Bloomberg Barclays Classification System (BICS), the Standard and Poor’s Global Industry Classification Standard (GICS) and Barclays Live. The Adviser will also have broad authority to make exceptions from third-party industry classification systems and determine for the Fund how to classify issuers within or among industries based on such issuer’s characteristics and subject to applicable law.

Although the Fund will not invest 25% of more of its total assets in the securities of companies in the same industry, the Fund may invest in securities of any market sector and may hold a significant amount of securities of companies, from time to time, within a single sector. Currently, the Fund expects to be heavily exposed to the financial and information technology sectors.

The Fund may invest up to 30% of its total assets in private placements of equity securities. Securities that are not publicly traded in the United States but that can be sold to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), will not be subject to these percentage limitations if these securities are deemed liquid pursuant to procedures adopted by the Fund’s Board and delegated to the Investment Adviser. Rule 144A Securities (defined below) and Regulation S Securities (defined below) may be freely traded among certain qualified institutional investors, such as the Fund, but their resale in the U.S. is permitted only in limited circumstances.

To the extent its assets are not invested as described above, the Fund may invest the remainder of its assets in:

•	debt securities denominated in the currency of an emerging country or issued or guaranteed by an emerging country company or the government of an emerging country,
•	equity or debt securities of corporate or governmental issuers located in developed countries, and
•	short-term and medium-term debt securities of the type described below under “Temporary Investments.”

The Fund’s assets may be invested in debt securities when the Investment Adviser believes that, based upon factors such as relative interest rate levels and foreign exchange rates, such debt securities offer opportunities to provide both current income and long-term capital appreciation.

The Fund may invest in debt securities that are rated no lower than A-2 by Standard & Poor’s Rating Group or P-2 by Moody’s Investor Services or the equivalent by another rating service or, if unrated, deemed to be of equivalent quality by the Investment Adviser. The Fund may invest in securities of any maturity.

For cash management purposes, the Fund may invest up to 25% of its net assets in certain short-term investments described below and, for temporary defensive purposes, may invest up to 100% of its assets in those short-term instruments.

The Fund’s income distributions are supplemented by realized capital gains and, to the extent necessary, paid-in capital, which is a nontaxable return of capital.

In seeking to achieve the Fund’s investment objective, the Investment Adviser invests in quality companies and is an active, engaged owner. The Investment Adviser evaluates every company against quality criteria and build conviction using a team-based approach and peer review process. The quality assessment covers five key factors: (1) durability of the business model, (2) the attractiveness of the industry, (3) the strength of financials, (4) the capability of management, and (5) the most material Environmental, Social and Governance (“ESG”) factors impacting a company. Examples of ESG factors considered by the Investment Adviser include, but are not limited to, carbon emissions, climate risks, labor management, employee safety and corporate governance. The specific factors considered may vary depending on the type of company being evaluated. As ESG information is just one investment consideration, ESG considerations generally are not solely determinative in any investment decision made by the Investment Adviser.

Through fundamental research, supported by a global research presence, the Investment Adviser seeks to identify companies whose quality is not yet fully recognized by the market.

The Investment Adviser may sell a security when it perceives that a company’s business direction or growth potential has changed or the company’s valuations no longer offer attractive relative value.

Additionally, the Investment Adviser may seek to enhance the yield of the Fund’s common stock by leveraging the Fund’s capital structure through the borrowing of money, or potentially the issuance of short-term debt securities or shares of preferred stock. The use of leverage also involves certain expenses and risk considerations. See “Risk Factors – Leverage Risk” and “Additional Investment Policies – Leverage” in this section.

In rendering investment advisory services, the Investment Adviser may use the resources of subsidiaries owned by abrdn plc. The abrdn plc affiliates have entered into a memorandum of understanding (MOU) and have adopted personnel sharing procedures, pursuant to which investment professionals from the abrdn plc affiliates may render portfolio management, research and/or trade services to U.S. clients of the Investment Adviser. As such, in addition to their own extensive resource and experience, the Fund’s portfolio management team can draw on the full global investment resources of abrdn plc.

Temporary Investments. During periods in which the Investment Adviser believes changes in economic, financial or political conditions make it advisable, the Fund may for temporary defensive purposes reduce its holdings in equity and other securities and invest in certain short-term (less than twelve months to maturity) and medium-term (not greater than five years to maturity) debt securities or hold cash. Temporary defensive positions may affect the Fund’s ability to achieve its investment objective.

The Fund may invest in the following short-term instruments:

•	obligations of the U.S. Government, its agencies or instrumentalities (including repurchase agreements with respect to these securities),
•	bank obligations (including certificates of deposit, time deposits and bankers’ acceptances) of U.S. banks and foreign banks denominated in any currency,
•	floating rate securities and other instruments denominated in any currency issued by international development agencies, banks and other financial institutions, governments and their agencies and instrumentalities, and corporations located in countries that are members of the Organization for Economic Cooperation and Development,
•	obligations of S. corporations that are rated no lower than A-2 by Standard & Poor’s Rating Group or P-2 by Moody’s Investor Services or the equivalent by another rating service or, if unrated, deemed to be of equivalent quality by the Investment Adviser, and
•	shares of money market funds that are authorized to invest in short-term instruments described above.

Currency Transactions. The Investment Adviser generally does not seek to hedge against declines in the value of the Fund’s non-U.S. dollar-denominated portfolio securities resulting from currency devaluations or fluctuations. If suitable hedging instruments are available on a timely basis and on acceptable terms, the Investment Adviser may, in its discretion, hedge all or part of the value of the Fund’s non-U.S. dollar-denominated portfolio securities, although it is not obligated to do so. The Fund will be subject to the risk of changes in value of the currencies of the emerging countries in which its assets are denominated, unless it engages in hedging transactions.

Depositary Receipts. The Fund may invest indirectly in securities of emerging markets country issuers through sponsored or unsponsored American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and other types of Depositary Receipts. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. In addition, the issuers of the stock of unsponsored Depositary Receipts are not obligated to disclose material information in the United States and, therefore, there may not be a correlation between such information and the market value of the Depositary Receipts. ADRs are Depositary Receipts typically issued by a U.S. bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. GDRs and other types of Depositary Receipts are typically issued by foreign banks or trust companies, although they also may be issued by U.S. banks or trust companies, and evidence ownership of underlying securities issued by either a foreign or a U.S. corporation. Generally, Depositary Receipts in registered form are designed for use in the U.S. securities markets and Depositary Receipts in bearer form are designed for use in securities markets outside the United States. For purposes of the Fund’s investment policies, the Fund’s investments in ADRs, GDRs and other types of Depositary Receipts will be deemed to be investments in the underlying securities.

Portfolio Turnover Rate. The Fund does not engage in the trading of securities for the purpose of realizing short-term profits, but adjusts its portfolio as it deems advisable in view of prevailing or anticipated market conditions to accomplish its investment objective.

Loans of Portfolio Securities. The Fund’s investment policies permit the Fund to enter into securities lending agreements. Under such agreements, the Fund may lend to borrowers (primarily banks and broker-dealers) portfolio securities with an aggregate market value of up to one-third of the Fund’s total assets when it deems advisable. Any such loans must be secured by collateral (consisting of any combination of cash, U.S. government securities, irrevocable bank letters of credit or other high quality debt securities) in an amount at least equal, on a daily marked-to-market basis, to the current market value of the securities loaned. If the Fund enters into a securities lending arrangement, it is expected that cash collateral will be invested by the lending agent in short-term instruments, money market mutual funds or other collective investment funds, and income from these investments will be allocated among the Fund, the borrower and the lending agent. The Fund may terminate a loan after such notice period as is provided for the particular loan. The Fund would receive from the borrower amounts equivalent to any cash payments of interest, dividends and other distributions with respect to the loaned securities, although the tax treatment of such payments may differ from the treatment of distributions paid directly by the issuer to the Fund. The Fund would also have the option to require non-cash distributions on the loaned securities to be credited to its account.

An investment in the Fund may be speculative in that it involves a high degree of risk and should not constitute a complete investment program. See “Risk Factors.”

Portfolio of Investments

The Fund may invest in, among other things, the types of instruments described below:

Common Stock

Common stock is issued by companies to raise cash for business purposes and represents a proportionate interest in the issuing companies. Therefore, the Fund participates in the success or failure of any company in which it holds stock. The market value of common stock can fluctuate significantly, reflecting the business performance of the issuing company, investor perception and general economic or financial market movements. Smaller companies are especially sensitive to these factors and may even become valueless. Despite the risk of price volatility, however, common stocks also offer a greater potential for gain on investment, compared to other classes of financial assets such as bonds or cash equivalents. The Fund may also receive common stock as proceeds from a defaulted debt security held by the Fund or from a convertible bond converting to common stock. In such situations, the Fund will hold the common stock at the Investment Adviser’s discretion.

Convertible Securities

Convertible securities are generally debt securities or preferred stocks that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible security’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. Since it is convertible into common stock, the convertible security also has the same types of market and issuer risk as the underlying common stock. A convertible debt security is not counted as an equity security for purposes of the Fund’s 80% policy.

Illiquid Securities

Illiquid securities are assets which may not be sold or disposed of in the ordinary course of business within seven days at approximately the price at which a fund has valued the investment on its books and may include such securities as those not registered under. U.S. securities laws or securities that cannot be sold in public transactions.

Preferred Stock

Preferred stock is a class of stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and liquidation of assets. Preferred stock may be convertible into common stock.

Private Placements and Other Restricted Securities

Private placement and other restricted securities include securities that have been privately placed and are not registered under the 1933 Act, such as unregistered securities eligible for resale without registration pursuant to Rule 144A (“Rule 144A Securities”) and privately placed securities of U.S. and non-U.S. issuers offered outside of the U.S. without registration with the U.S. Securities and Exchange Commission pursuant to Regulation S (“Regulation S Securities”).

Private placement securities typically may be sold only to qualified institutional buyers (or, in the case of the initial sale of certain securities, such as those issued in collateralized debt obligations or collateralized loan obligations, to accredited investors (as defined in Rule 501(a) under the 1933 Act)), or in a privately negotiated transaction or to a limited number of purchasers, or in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration. Rule 144A Securities and Regulation S Securities may be freely traded among certain qualified institutional investors, such as the Fund, but their resale in the U.S. is permitted only in limited circumstances.

Private placements typically are subject to restrictions on resale as a matter of contract or under federal securities laws. Because there may be relatively few potential purchasers for such securities, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell such securities when it may be advisable to do so or it may be able to sell such securities only at prices lower than if such securities were more widely held. At times, it also may be more difficult to determine the fair value of such securities for purposes of computing the Fund’s net asset value due to the absence of a trading market.

Private placements and restricted securities may be considered illiquid securities, which could have the effect of increasing the level of the Fund’s illiquidity. Additionally, a restricted security that was liquid at the time of purchase may subsequently become illiquid.

Rights Issues and Warrants

Rights issues give the right, to existing shareholders, to buy a proportional number of additional securities at a given price (generally at a discount) within a fixed period (generally on a short term period) and are offered at the company’s discretion. Warrants are securities that give the holder the right to buy common stock at a specified price for a specified period of time. Warrants are speculative and have no value if they are not exercised before the expiration date.

Additional Investment Policies

The Fund has adopted certain policies as set forth below:

Leverage

The Fund may utilize leverage primarily for investment purposes through senior securities representing indebtedness from a bank, although it may engage in other transactions, such as reverse repurchase agreements and issuance of debt securities or preferred securities, which have the effect of leverage. The 1940 Act generally prohibits the Fund from engaging in most forms of leverage representing indebtedness other than preferred shares unless immediately after such incurrence the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the aggregate senior securities representing indebtedness (i.e., the use of leverage through senior securities representing indebtedness may not exceed 33 1/3% of the Fund’s total net assets (including the proceeds from leverage)). Additionally, under the 1940 Act, the Fund generally may not declare any dividend or other distribution upon any class of its capital shares, or purchase any such capital shares, unless at the time of such declaration or purchase, this asset coverage test is satisfied. The portfolio management team anticipates using leverage of 5% to 15% of the Fund’s total assets and does not currently expect such leverage to actively exceed 20% of total assets. With respect to asset coverage for preferred shares, under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total net assets (as defined above) is at least 200% of the liquidation value of the outstanding preferred shares and the newly issued preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total net assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s total net assets (determined after deducting the amount of such dividend or other distribution) satisfies the above-referenced 200% coverage requirement. Although the Fund has the ability to issue debt securities and preferred stock, it does not currently anticipate issuing any debt securities or preferred stock, which would be subject to approval by the Fund’s Board. The Fund’s use of leverage does not impact the fees paid to the Investment Adviser for investment advisory and management services because the Investment Adviser is paid on net assets not total assets.

Other Investment Strategies

Debt Securities

The Fund’s assets may be invested in debt securities when the Investment Adviser believes that, based upon factors such as relative interest rate levels and foreign exchange rates, such debt securities offer opportunities for total return from long-term capital appreciation and/or income. The debt securities in which the Fund may invest include:

•	bonds,
•	notes,
•	bank deposits and bank obligations (including certificates of deposit, time deposits and bankers’ acceptances),
•	commercial paper,
•	repurchase agreements, and
•	assignments of loans and loan participations.

The Fund may in the future employ new or additional investment strategies and hedging instruments if those strategies and instruments are consistent with the Fund’s investment objective and are permissible under applicable regulations governing the Fund.

Risk Factors

General

The Fund is a non-diversified, closed-end investment company designed primarily as a long-term investment and not as a trading tool. An investment in the Fund’s shares may be speculative and involves a high degree of risk. The Fund should not be considered a complete investment program. Due to the uncertainty in all investments, there can be no assurance that the Fund will achieve its investment objective.

Investment and Market Risk

Deteriorating market conditions might cause a general weakness in the market that reduces the prices of securities in that market.

Developments in the stock market could also adversely affect the Fund by reducing the relative attractiveness of stocks as an investment. Also, to the extent that the Fund emphasizes stocks from any given industry, it could be hurt if that industry does not do well.

Additionally, the Fund could lose value if the individual stocks in which it maintains long positions and/or the overall stock markets on which the stocks trade decline in price. Stocks and stock markets may experience short-term volatility (price fluctuation) as well as extended periods of price decline or increase. Individual stocks are affected by many factors, including:

•	corporate earnings;
•	production;
•	management;
•	sales; and
•	market trends, including investor demand for a particular type of stock, such as growth or value stocks, small or large stocks, or stocks within a particular industry.

Stock markets are affected by numerous factors, including interest rates, the outlook for corporate profits, the health of the national and world economies, national and world social and political events, and the fluctuation of other stock market around the world.

Market Events Risk

The market values of securities or other assets will fluctuate, sometimes sharply and unpredictably, due to changes in general market conditions, overall economic trends or events, governmental actions or intervention, actions taken by the U.S. Federal Reserve or foreign central banks, market disruptions caused by trade disputes, armed conflicts or other factors, political developments, investor sentiment and other factors that may or may not be related to the issuer of the security or other asset. Economies and financial markets throughout the world are increasingly interconnected. Economic, financial or political events, trading and tariff arrangements, war, terrorism, natural disasters and other circumstances in one country or region could have profound impacts on global economies or markets. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to the countries directly affected, the value and liquidity of the Fund’s investments may be negatively affected. In addition, any spread of an infectious illness, public health threat or similar issue could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the world economy, which in turn could adversely affect the Fund’s investments.

Russia/Ukraine Risk. In February 2022, Russia commenced a military attack on Ukraine. The outbreak of hostilities between the two countries and the threat of wider spread hostilities could have a severe adverse effect on the region and global economies, including significant negative impacts on the markets for certain securities and commodities, such as oil and natural gas. In addition, sanctions imposed on Russia by the United States and other countries, and any sanctions imposed in the future, could have a significant adverse impact on the Russian economy and related markets. The price and liquidity of investments may fluctuate widely as a result of the conflict and related events. How long the armed conflict and related events will last cannot be predicts. These tensions and any related events could have a significant impact on Fund performance and the value of the Funds’ investments.

Europe Related Risk. A number of countries in Europe have experienced severe economic and financial difficulties. Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to restructure, their debts; many other issuers have faced difficulties obtaining credit or refinancing existing obligations; financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit; and financial markets in Europe and elsewhere have experienced extreme volatility and declines in asset values and liquidity. These difficulties may continue, worsen or spread within and outside Europe. Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world.

Conflicts of Interest Risk

The portfolio managers’ management of “other accounts” may give rise to potential conflicts of interest in connection with their management of the Fund’s investments, on the one hand, and the investments of the other accounts, on the other. The other accounts may have the same investment objective as the Fund. Therefore, a potential conflict of interest may arise as a result of the identical investment objectives, whereby the portfolio manager could favor one account over another. However, the Investment Adviser believes that these risks are mitigated by the fact that: (i) accounts with like investment strategies managed by a particular portfolio manager are generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, differences in cash flows and account sizes, and similar factors; and (ii) portfolio manager personal trading is monitored to avoid potential conflicts. In addition, the Investment Adviser has adopted trade allocation procedures that require equitable allocation of trade orders for a particular security among participating accounts.

In some cases, another account managed by the same portfolio manager may compensate abrdn based on the performance of the portfolio held by that account. The existence of such a performance-based fee may create additional conflicts of interest for the portfolio manager in the allocation of management time, resources and investment opportunities.

Another potential conflict could include instances in which securities considered as investments for the Fund also may be appropriate for other investment accounts managed by the Adviser or its affiliates. Whenever decisions are made to buy or sell securities by the Fund and one or more of the other accounts simultaneously, the Investment Adviser) may aggregate the purchases and sales of the securities and will allocate the securities transactions in a manner that it believes to be equitable under the circumstances. As a result of the allocations, there may be instances where the Fund will not participate in a transaction that is allocated among other accounts. While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities available to the Fund from time to time, it is the opinion of the Investment Adviser that the benefits from the policies outweigh any disadvantage that may arise from exposure to simultaneous transactions. The Trust has adopted policies that are designed to eliminate or minimize conflicts of interest, although there is no guarantee that procedures adopted under such policies will detect each and every situation in which a conflict arises. From time to time, the Investment Adviser may seed proprietary accounts for the purpose of evaluating a new investment strategy that eventually may be available to clients through one or more product structures. Such accounts also may serve the purpose of establishing a performance record for the strategy. The management by the Investment Adviser of accounts with proprietary interests and nonproprietary client accounts may create an incentive to favor the proprietary accounts in the allocation of investment opportunities, and the timing and aggregation of investments. The Investment Adviser’s proprietary seed accounts may include long-short strategies, and certain client strategies may permit short sales. A conflict of interest arises if a security is sold short at the same time as a long position, and continuous short selling in a security may adversely affect the stock price of the same security held long in client accounts. The Investment Adviser have adopted various policies to mitigate these conflicts.

In addition, the 1940 Act limits the Fund’s ability to enter into certain transactions with certain affiliates of the Investment Adviser. As a result of these restrictions, the Fund may be prohibited from buying or selling any security directly from or to any portfolio company of a fund managed by the Investment Adviser or one of their affiliates. Nonetheless, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Investment Adviser between the interests of the Fund and the portfolio company, in that the ability of the Investment Adviser to recommend actions in the best interest of the Fund might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates (which could include other abrdn-managed Funds), which could be deemed to include certain types of investments, or restructuring of investments, in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund. The Board has approved policies and procedures reasonably designed to monitor potential conflicts of interest. The Board will review these procedures and any conflicts that may arise. The Investment Adviser or their respective members, officers, directors, employees, principals or affiliates may come into possession of material, non-public information. The possession of such information may limit the ability of the Fund to buy or sell a security or otherwise to participate in an investment opportunity. Situations may occur where the Fund could be disadvantaged because of the investment activities conducted by the Investment Adviser for other clients, and the Investment Adviser will not employ information barriers with regard to its operations on behalf of its registered and private funds, or other accounts. In certain circumstances, employees of the Investment Adviser may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict the Fund’s ability to trade in the securities of such companies.

Foreign Securities Risk

Investing in foreign securities involves certain special considerations that are not typically associated with investments in the securities of U.S. issuers. Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards and may have policies that are not comparable to those of domestic issuers. As a result, there may be less information available about foreign issuers than about domestic issuers. Securities of some foreign issuers may be less liquid and more volatile than securities of comparable domestic issuers. There is generally less government supervision and regulation of securities markets, brokers and issuers than in the United States. In addition, with respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, political and social instability, or diplomatic developments, which could affect the value of investments in those countries. These risks are heightened under adverse economic, market, geopolitical and other conditions. The costs of investing in foreign countries frequently are higher than the costs of investing in the United States. Although the investment adviser endeavors to achieve the most favorable execution costs in portfolio transactions, trading costs in non-U.S. securities markets are generally higher than trading costs in the United States.

Investments in securities of foreign issuers often will be denominated in foreign currencies. Accordingly, the value of the Fund’s assets, as measured in U.S. dollars, may be affected favorably or unfavorably by changes in currency exchange rates and in exchange control regulations. The Fund may incur costs in connection with conversions between various currencies. See “Currency Exchange Rate Fluctuations.”

The Fund generally holds its foreign securities and cash in foreign banks and securities depositories approved by State Street Bank and Trust Company, the Fund’s Foreign Custody Manager (as that term is defined in Rule 17f-5 under the 1940 Act). Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. There may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.

Certain foreign governments levy withholding or other taxes on dividend and interest income. Although in some countries a portion of these taxes are recoverable, the non-recovered portion of foreign withholding taxes will reduce the income received from investments in such countries.

From time to time, the Fund may have invested in certain sovereign debt obligations that are issued by, or certain companies that operate in or have dealings with, countries that become subject to sanctions or embargoes imposed by the U.S. government and the United Nations and/or countries identified by the U.S. government as state sponsors of terrorism.

Investments in such countries may be adversely affected because, for example, the credit rating of the sovereign debt security may be lowered due to the country’s instability or unreliability or the company may suffer damage to its reputation if it is identified as a company which operates in, or has dealings with, such countries. As an investor in such companies, the Fund will be indirectly subject to those risks.

Developing and Emerging Markets Risk

Investing in the securities of issuers located in developing and emerging market countries (and to a certain extent non-U.S. developed market countries) involves special considerations not typically associated with investing in the securities of U.S. issuers and other developed market issuers, including heightened risks of expropriation and/or nationalization, armed conflict, confiscatory taxation, restrictions on transfers of assets, lack of uniform accounting and auditing standards, difficulties in dividend withholding reclaims procedures, less publicly available financial and other information and potential difficulties in enforcing contractual obligations. International trade barriers or economic sanctions against foreign countries, organizations, entities and/or individuals in response to geopolitical tensions or conflicts may adversely affect the value of the Fund’s foreign holdings. The type and severity of sanctions and other similar measures are difficult to measure or predict.

The economies of individual developing and emerging market countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency and balance of payments position. Governments in emerging markets countries are often less stable and more likely to take extra-legal action with respect to companies, industries, assets, or foreign ownership than those in more developed markets. Governments of many developing and emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In some cases, the government owns or controls many companies, including some of the largest in the country.

Accordingly, government actions could have a significant effect on economic conditions in a developing or emerging market country and on market conditions, prices and yields of securities in the Fund’s portfolio. Moreover, the economies of developing and emerging market countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. Many developing and emerging market economies are considered to be more politically volatile than the developed markets. Investments in securities of issuers in countries other than the U.S. may involve greater political risk, including in some countries, the possibility of nationalization of assets, expropriation or confiscatory taxation, restrictions on repatriation, and the establishment of foreign exchange controls, political changes, government regulation, overburdened and obsolete or unseasoned financial systems, environmental problems, less developed legal systems, economic or social instability or diplomatic developments (including war) which could affect adversely the economies of such countries or the value of the Fund’s investments in those countries. Central authorities also tend to exercise a high degree of control over the economies and in many cases have ownership over core productive assets.

The legal, accounting and financial reporting systems in many developing and emerging market countries are less developed than those in more developed countries, which may reduce the scope or quality of financial information available to investors. Furthermore, the administration of laws and regulations often may be subject to considerable discretion. Non-U.S. markets may offer less protection to investors than U.S. or other developed markets. It also may be difficult for investors to bring litigation or to obtain and enforce a judgment against issues in emerging markets or for U.S. regulators to bring enforcement actions against such issuers.

Due to their strong reliance on international trade, most developing and emerging market economies tend to be sensitive both to economic changes in their own region and to changes affecting their major trading partners. These include changes in growth, inflation, foreign exchange rates, current account positions, government policies, taxation and tariffs. Additionally, the economies of some emerging markets may be particularly exposed to or affected by a certain industry or sector, and therefore issuers and/or securities of such emerging markets may be more affected by the performance of such industries or sectors.

India Risk. The value of the Fund’s assets may be adversely affected by political, economic, social and religious factors, changes in Indian law or regulations and the status of India’s relations with other countries. In addition, the economy of India may differ favorably or unfavorably from the U.S. economy in such respects as the rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. The Indian government has exercised and continues to exercise significant influence over many aspects of the economy, and the number of public sector enterprises in India is substantial. Accordingly, Indian government actions in the future could have a significant effect on the Indian economy, which could affect private sector companies and the Fund, market conditions, and prices and yields of securities in the Fund’s portfolio.

Taiwan Risk. Including risks associated with investing in emerging markets, a Fund’s investment in or exposure to Taiwan is also subject to risks associated with, among other things, currency fluctuations, commodity shortages, less liquidity, expropriation, confiscatory taxation, nationalization and exchange control regulations (including currency blockage). Inflation and rapid fluctuations in inflation and interest rates have had, and may continue to have, negative effects on the economy and securities markets of Taiwan. In addition, investments in Taiwan could be adversely affected by political and economic relationship with China.

Frontier Market Securities. The risks associated with investments in frontier market countries include all the risks described for investments in the sections entitled “Foreign Securities” and “Emerging Markets Securities,” although the risks are magnified for frontier market countries. Because frontier markets are among the smallest, least mature and least liquid of the emerging markets, investments in frontier markets generally are subject to a greater risk of loss than are investments in developed markets or traditional emerging markets. Frontier market countries have smaller economies, less developed capital markets, greater market volatility, lower trading volume, more political and economic instability, greater risk of a market shutdown and more governmental limitations on foreign investments than are typically found in more developed markets.

Equity Risk

The value of equity securities, including common stock, preferred stock and convertible stock, will fluctuate in response to factors affecting the particular company, as well as broader market and economic conditions. Moreover, in the event of the company’s bankruptcy, claims of certain creditors, including bondholders, will have priority over claims of common stock holders and are likely to have varying types of priority over holders of preferred and convertible stock.

As an investment company that holds primarily common stocks, the Fund’s portfolio is subject to the possibility that common stock prices will decline over short or even extended periods. The Fund may remain substantially fully invested during periods when stock prices generally rise and also during periods when they generally decline. Moreover, as a holder of common stock, the Fund’s rights to the assets of the companies in which it invests will be subordinated to such companies’ holders of preferred stock and debt in the event of a bankruptcy, liquidation or similar proceeding. Accordingly, if such an event were to occur to such a company in which the Fund invests, the Fund would be entitled to such a company’s assets only after such company’s preferred stockholders and debt holders have been paid. Risks are inherent in investments in equities, and Fund shareholders should be able to tolerate significant fluctuations in the value of their investment in the Fund.

Inflation Risk

Inflation risk is the risk that the purchasing power of assets or income from investment will be less in the future as inflation decreases the value of money. To the extent that inflation occurs, it will reduce the real value of dividends paid by the Fund and the Fund’s common stock. Most emerging market countries, in particular, have experienced substantial, and in some periods extremely high and volatile, rates of inflation. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on economies and securities markets globally. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries.

Management Risk

The Fund is subject to management risk because it is an actively managed portfolio. The Fund’s successful pursuit of its investment objective depends upon the Investment Adviser’s ability to find and exploit market inefficiencies with respect to undervalued securities and identify companies experiencing a change in dividend policy, including the announcement of restructuring initiatives or special dividends. Such situations occur infrequently and sporadically and may be difficult to predict, and may not result in a favorable pricing opportunity that allows the Investment Adviser to fulfill the Fund’s investment objective. The Investment Adviser’s security selections and other investment decisions might produce losses or cause the Fund to underperform when compared to other funds with similar investment goals. If one or more key individuals leave the employ of the Investment Adviser, the Investment Adviser may not be able to hire qualified replacements, or may require an extended time to do so. This could prevent the Fund from achieving its investment objective.

Issuer Risk

The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Currency Exchange Rate Fluctuations

The Fund’s securities will be subject to the risk that some holdings may lose value because of a decline in the value of the foreign currency or adverse political or economic events in such foreign country or elsewhere. Currency exchange rates can fluctuate significantly over short periods and can be subject to unpredictable changes based on a variety of factors, including political developments and currency controls by foreign governments. The Fund will normally hold many of its assets in foreign currencies. Accordingly, a change in the value of a foreign currency in which the Fund hold securities against the U.S. dollar will generally result in a change in the U.S. dollar value of the Fund’s assets. Such a change may thus decrease the Fund’s net asset value.

The currencies of developing and emerging markets, in particular, have experienced periods of steady declines or even sudden devaluations relative to the U.S. dollar. Some developing and emerging market currencies may not be internationally traded or may be subject to strict controls by local governments, resulting in undervalued or overvalued currencies. Some developing and emerging markets have experienced balance of payment deficits and shortages in foreign exchange reserves. Governments have responded by restricting currency conversions. Future restrictive exchange controls could prevent or restrict a company’s ability to make dividend or interest payments in the original currency of an obligation (often U.S. dollars). Even though the currencies of some developing and emerging markets may be convertible into U.S. dollars, the conversion rates may be artificial to their actual market values.

In addition, although much of the Fund’s income will be received or realized in foreign currencies, the Fund will be required to compute and distribute its income in U.S. dollars. Therefore, for example, if the exchange rate for the foreign currency declines after the Fund’s income has been accrued and translated in U.S. dollars, but before the income has been received or converted into U.S. dollars, the Fund could be required to liquidate portfolio securities to make distributions. Similarly, if the exchange rate declines between the time the Fund incurs expenses in U.S. dollars and the time such expenses are paid, the amount of the foreign currency required to be converted into U.S. dollars in order to pay those expenses will be greater than the foreign currency equivalent of those expenses at the time they were incurred.

Currency exchange rate fluctuations can decrease or eliminate income available for distribution or, conversely, increase income available for distribution. For example, in some situations, if certain currency exchange losses exceed net investment income for a taxable year, the Fund would not be able to make ordinary income distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders for U.S. federal income tax purposes, thus reducing shareholders’ cost basis in their Fund shares, or as a capital gain distribution, rather than as an ordinary income dividend.

Illiquid Securities Risk

The Fund’s investments in illiquid securities may restrict its ability to dispose of its investments in a timely fashion and at a price approximating the value at which the Fund carries the securities on its books.

The Fund may invest in illiquid securities. Illiquid securities are securities that are not readily marketable. The prices of such securities may change abruptly and erratically, and investment of the Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and at a price approximating the value at which the Fund carries the securities on its books, as well as restrict its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute in situations in which the Fund’s operations require cash, such as when the Fund repurchases shares or pays dividends or distributions, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments. Further, companies whose securities are not publicly traded are not subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded.

Market Discount Risk

Shares of closed-end investment companies frequently trade at a discount from NAV. Continued development of alternative vehicles for investing in essential asset companies may contribute to reducing or eliminating any premium or may result in the Fund’s common shares trading at a discount. The risk that the Fund’s common shares may trade at a discount is separate from the risk of a decline in the Fund’s NAV as a result of investment activities.

Whether shareholders will realize a gain or loss for federal income tax purposes upon the sale of their common shares depends upon whether the market value of the common shares at the time of sale is above or below the shareholder’s basis in such common shares, taking into account transaction costs, and it is not directly dependent upon the Fund’s NAV. Because the market price of the Fund’s common shares will be determined by factors such as the relative demand for and supply of the shares in the market, general market conditions and other factors beyond the Fund’s control, the Fund cannot predict whether its common shares will trade at, below or above the NAV, or at, below or above the public offering price for the Fund’s common shares.

Non-Diversified Status

The Fund is classified as a “non-diversified” management investment company under the 1940 Act. This means that the Fund is not subject to limits under the 1940 Act as to the proportion of its assets that may be invested in the securities of a single issuer. As a non-diversified investment company, the Fund may therefore invest its assets in securities of a smaller number of issuers, or may invest a larger portion of its assets in a single issuer than a diversified fund, and, as a result, would be more susceptible than a diversified fund to any single corporate, political, geographic, or regulatory occurrence than would a fund with a diversified investment portfolio. Although the Fund must comply with certain diversification requirements in order to qualify as a regulated investment company under the Code, the Fund may be more susceptible to any single economic, political or regulatory occurrence than would be the case if it had elected to diversify its holdings sufficiently to be classified as a “diversified” management investment company under the 1940 Act. The Fund, however, intends to comply with the diversification requirements imposed by the Code for qualification as a regulated investment company.

Private Placements and Other Restricted Securities Risk

Private placement and other restricted securities include securities that have been privately placed and are not registered under the Securities Act of 1933 (“1933 Act”), such as unregistered securities eligible for resale without registration pursuant to Rule 144A (“Rule 144A Securities”) and privately placed securities of U.S. and non-U.S. issuers offered outside of the U.S. without registration with the U.S. Securities and Exchange Commission pursuant to Regulation S (“Regulation S Securities”). Since the offering is not registered with the SEC, investors in a private placement have less protection under the federal securities laws against improper practices than investors in registered securities.

Private placement securities typically may be sold only to qualified institutional buyers (or, in the case of the initial sale of certain securities, such as those issued in collateralized debt obligations or collateralized loan obligations, to accredited investors (as defined in Rule 501(a) under the 1933 Act)), or in a privately negotiated transaction or to a limited number of purchasers, or in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration. Rule 144A Securities and Regulation S Securities may be freely traded among certain qualified institutional investors, such as the Funds, but their resale in the U.S. is permitted only in limited circumstances.

Private placements typically are subject to restrictions on resale as a matter of contract or under federal securities laws. Because there may be relatively few potential purchasers for such securities, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell such securities when it may be advisable to do so or it may be able to sell such securities only at prices lower than if such securities were more widely held. At times, it also may be more difficult to determine the fair value of such securities for purposes of computing the Fund’s net asset value due to the absence of a trading market.

Private placements and restricted securities may be considered illiquid securities, which could have the effect of increasing the level of the Fund’s illiquidity. Additionally, a restricted security that was liquid at the time of purchase may subsequently become illiquid.

Many private placement securities are issued by companies that are not required to file periodic financial reports, leading to challenges in evaluating the company’s overall business prospects and gauging how the investment is likely to perform over time. The more limited financial information and lack of publicly available prices likely require the Fund to determine a fair value for such investments. The fair valuation process involves a significant amount of judgment and the fair value prices determined for the Fund could differ from those of other market participants because there is less reliable objective data available.

Anti-Takeover Charter Provisions

The Fund’s charter and by-laws contain several provisions that may be regarded as “anti-takeover” because they have the effect of maintaining continuity of management.

Foreign Custody

The Fund’s custodian generally holds the Fund’s non-U.S. securities and cash in non-U.S. bank sub-custodians and securities depositories. Regulatory oversight of non-U.S. banks and securities depositories may differ from that in the U.S. Additionally, laws applicable to non-U.S. banks and securities depositories may limit the Fund’s ability to recover its assets in the event the non-U.S. bank, securities depository or issuer of a security held by the Fund goes bankrupt.

Convertible Securities Risk

Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. As with all debt securities, the market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the convertible security tends to reflect the market price of the underlying common stock in varying degrees. Depending on the relationship of such market price to the conversion price in the terms of the convertible security, convertible securities are also subject to the same types of market and issuer risks that may negatively affect the pricing of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis and thus may not decline in price to the same extent as the underlying common stock. Convertible securities rank senior to common stock in an issuer’s capital structure and consequently entail less risk than the issuer’s common stock. A convertible debt security is not counted as an equity security for purposes of the Fund’s 80% policy.

Country/Regional Focus Risk

Focusing on a single country or geographical region involves increased currency, political, regulatory and other risks. Market swings in the targeted country or geographical region likely will have a greater effect on portfolio performance than they would in a more geographically diversified fund.

Depositary Receipts

Depositary receipts are typically issued by a bank or trust company and represent the ownership of underlying securities that are issued by a foreign company and held by the bank or trust company. American Depositary Receipts (“ADRs”) are usually issued by a U.S. bank trust or trust company and traded on a U.S. exchange. Depositary receipts may or may not be jointly sponsored by the underlying issuer. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Certain depositary receipts are not listed on an exchange and therefore may be considered to be illiquid securities. In addition, the issuers of depositary receipts may discontinue issuing new depositary receipts and withdraw existing depositary receipts at any time, which may result in costs and delays in the distribution of the underlying assets to the Fund and may negatively impact the Fund’s performance.

Event Risk

Event risk is the risk that a corporate event such as a restructuring, merger, leveraged buyout, takeover, or similar action may cause a decline in market value or credit quality of the issuer’s stocks or bonds due to factors including an unfavorable market response or a resulting increase in the issuer’s debt. Added debt may significantly reduce the credit quality and market value of an issuer’s bonds.

Leverage Risk

The Fund uses leverage as part of its investment strategy through borrowing from a credit facility. The Fund is not permitted to incur indebtedness unless immediately thereafter the Fund will have an asset coverage of at least 300%. In general, the term “asset coverage” for this purpose means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund. In addition, the Fund may be limited in its ability to declare any cash distribution on its capital stock or purchase its capital stock unless at the time of such declaration or purchase, the Fund has an asset coverage (on its indebtedness) of at least 300% after deducting the amount of such distribution or purchase price, as applicable. Under the 1940 Act, certain short-term borrowings (such as for cash management purposes) are not subject to these limitations if (i) repaid within 60 days, (ii) not extended or renewed and (iii) not in excess of 5% of the total assets of the Fund. The Fund may also enter into certain transactions that create leverage, such as reverse repurchase agreements, which are not subject to the asset coverage requirements set out above.

The Fund may engage in leverage through the issuance of preferred stock. Under the 1940 Act, the Fund is not permitted to issue preferred stock unless immediately after such issuance the Fund will have an asset coverage of at least 200%. In general, the term “asset coverage” for this purpose means the ratio the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate of the involuntary liquidation preference of the preferred stock. The involuntary liquidation preference refers to the amount to which the preferred stock would be entitled on the involuntary liquidation of the Fund in preference to a security junior to it. Leverage involves certain additional risks, including that the cost of leverage may exceed the return earned by the Fund on the proceeds of such leverage. In the event of a general market decline in the value of assets in which the Fund invests, the effect of that decline will be magnified in the Fund because of the additional assets purchased with the proceeds of the leverage. In addition, funds borrowed pursuant a credit facility may constitute a substantial lien and burden by reason of their prior claim against the income of the Fund and against the net assets of the Fund in liquidation. In the event of an event of default under a loan facility, lenders may have the right to cause a liquidation of the collateral (i.e., sell portfolio securities and other assets of the Fund) and, if any such default is not cured, the lenders may be able to control the liquidation as well. A leverage facility agreement may include covenants that impose on the Fund asset coverage requirements, Fund composition requirements and limits on certain investments, such as illiquid investments or derivatives, which are more stringent than those imposed on the Fund by the 1940 Act. The covenants or guidelines could impede the Fund’s Investment Adviser from fully managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies; however, because the Fund’s use of leverage is expected to be relatively modest and the Fund generally is not expected to engage in derivatives transactions, the Fund’s Investment Adviser currently does not believe that such restrictions would significantly impact its management of the Fund.

Mid-Cap Securities Risk

Securities of medium-sized companies tend to be more volatile and less liquid than securities of larger companies. Compared to larger companies, mid-cap securities tend to have analyst coverage by fewer Wall Street firms and may trade at prices that reflect incomplete or inaccurate information. Medium-sized companies may have a shorter history of operations, less access to financing and a less diversified product line and be more susceptible to market pressures and therefore have more volatile prices and company performance than larger companies. During some periods, securities of medium-sized companies, as an asset class, have underperformed the securities of larger companies.

Preferred Stock

The Fund may invest in preferred stock. Preferred stock is a class of stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and, to the extent proceeds are available after paying any more senior creditors, liquidation of assets. Preferred stock may be convertible into common stock.

Sector Risk

To the extent that the Fund has a significant portion of its assets invested in securities of companies conducting business in a broadly related group of industries within an economic sector, the Fund may be more vulnerable to unfavorable developments in that economic sector than funds that invest more broadly.

Financials Sector Risk. To the extent that the financials sector continues to represent a significant portion of the Fund, the Fund will be sensitive to changes in, and its performance may depend to a greater extent on, factors impacting this sector. Performance of companies in the financials sector may be adversely impacted by many factors, including, among others, government regulations, economic conditions, credit rating downgrades, changes in interest rates, decreased liquidity in credit markets, and bank failures. The impact of more stringent capital requirements, recent or future failure of any individual financial company, or recent or future regulation of the financials sector as a whole cannot be predicted. In recent years, cyber attacks and technology malfunctions and failures have become increasingly frequent in this sector and have caused significant losses.

Information Technology Sector Risk. To the extent that the information technology sector represents a significant portion of the Fund, the Fund will be sensitive to changes in, and its performance may depend to a greater extent on, factors impacting this sector. Information technology companies face intense competition, both domestically and internationally, which may have an adverse effect on their profit margins. Like other technology companies, information technology companies may have limited product lines, markets, financial resources or personnel. The products of information technology companies may face obsolescence due to rapid technological developments, frequent new product introduction, unpredictable changes in growth rates, competition for the services of qualified personnel, and reduced availability of financing options. Companies in the information technology sector are heavily dependent on patent and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies.

Small-Cap Securities Risk

In general, securities of small-cap companies trade in lower volumes and are subject to greater or more unpredictable price changes than larger cap securities or the market overall. Small-cap companies may have limited product lines or markets, be less financially secure than larger companies, or depend on a small number of key personnel. If adverse developments occur, such as due to management changes or product failure, the Fund’s investment in a small-cap company may lose substantial value. Investing in small-cap companies requires a longer term investment view and may not be appropriate for all investors.

Valuation Risk

The price the Fund could receive upon the sale of any particular portfolio investment may differ from the Fund’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Fund, and the Fund could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. Pricing services that value fixed-income securities generally utilize a range of market-based and security-specific inputs and assumptions, as well as considerations about general market conditions, to establish a price. Pricing services generally value fixed- income securities assuming orderly transactions of an institutional round lot size and the strategies employed by the Adviser generally trade in round lot sizes. In certain circumstances, fixed income securities may be held or transactions may be conducted in smaller, odd lot sizes. Odd lots may trade at lower or, occasionally, higher prices than institutional round lots. The Fund’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

In addition, since foreign exchanges may be open on days when the Fund does not price its shares, the value of the securities in the Fund’s portfolio may change on days when shareholders are not be able to purchase or sell the Fund’s shares on the NYSE American.

Cybersecurity Risk

The Fund is subject to direct cybersecurity risk. Cybersecurity incidents may allow an unauthorized party to gain access to Fund assets, customer data (including private shareholder information), or proprietary information, or cause the Fund, the Investment Adviser and/or the Fund’s service providers (including, but not limited to, Fund accountants, custodians, sub-custodians and transfer agents) to suffer data breaches, data corruption or lose operational functionality. In addition, work-from-home arrangements by the Funds, the Investment Adviser or their service providers could increase all of the above risks, create additional data and information accessibility concerns, and make the Funds, the Investment Adviser or their service providers susceptible to operational disruptions, any of which could adversely impact their operations. Furthermore, the Funds may be an appealing target for cybersecurity threats such as hackers and malware.

ESG Integration Risk

To the extent the ESG factors are used to evaluate investments, the consideration of such factors may adversely affect the Fund’s performance. Not every ESG factor may be identified or evaluated for every investment. ESG characteristics may not be the only factors considered and, as a result, the issuers in which the Fund invests may not be issuers with favorable ESG characteristics or high ESG ratings. The application of ESG factors may result in the Fund performing differently than its benchmark index and other funds in its peer group that do not consider ESG factors or consider different ESG factors.

Fundamental Investment Restrictions

The following restrictions are fundamental policies, which cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities. In the event that the Fund issues preferred shares, changes in investment restrictions would also require approval by a majority of the outstanding preferred shares, voting as a separate class. If a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in a percentage resulting from changing values will not be considered a violation.

The Fund may not:

1.	Invest 25% or more of the total value of its assets in a particular industry. This restriction does not apply to investments in United States government securities.
2.	Borrow money or issue senior securities, except that the Fund may enter into reverse repurchase agreements and may otherwise borrow money and issue senior securities as and to the extent permitted by the 1940 Act or any rule, order or interpretation thereunder.
3.	Lend money to other persons except through the purchase of debt obligations and the entering into of repurchase agreements in the United States or Chile consistent with the Fund’s investment policies.
4.	Make short sales of securities or maintain a short position in any security.
5.	Purchase securities on margin, except such short-term credits as may be necessary or routine for the clearance or settlement of transactions and the maintenance of margin with respect to forward contracts or other hedging transactions.
6.	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in selling portfolio securities.
7.	Purchase or sell commodities or real estate, except that the Fund may invest in securities secured by real estate or interests in real estate or in securities issued by companies, including real estate investment trusts, that invest in real estate or interests in real estate, and may purchase and sell forward contracts on foreign currencies to the extent permitted under applicable law.

In addition to the foregoing restrictions, the Fund is subject to investment limitations, portfolio diversification requirements and other restrictions imposed by certain emerging countries in which it invests.